EXHIBIT 1A – 4B

TechSoup Global	TechSoup Patient Capital Note Investment Subscription Agreement

This Investment Subscription Agreement is entered into by and between TechSoup Global (“TechSoup”) and the following investor (“Investor”):

Name of Investor:

Joint Investor (if any):

Address:

Phone:	Email:

If the Investor is an organization, identify an individual who is authorized to transact business on its behalf relating to this investment. If the Investor is an individual, you may identify another person authorized to act on the Investor’s behalf:

Name:	Phone:

Title:	Email:

If more than one Investor is named above, how should title be held?

☐	Community property

☐	Tenants in common

☐	Joint tenants with right of survivorship

Background

TechSoup is raising investments via a Regulation A Offering under the Securities Act of 1933 in order to facilitate the strategic plans of TechSoup as described in the Offering Statement, dated ___________.

Investment in the TechSoup Patient Capital Notes is open to all investors with a minimum investment of $2,500. However, if Investor is not an accredited investor, Investor is limited to the following: 10% of annual income, or 10% of the greater of annual revenue or net assets at fiscal year-end. (Net assets are excluding Investor's home, home furnishings, and automobiles.)

Investor wishes to participate by intentionally and voluntarily placing its investment at risk as described in this Agreement.

To invest in the TechSoup Patient Capital Note, please use our Invest Now feature on our website, complete this Agreement, sign electronically on our Invest Now page, and TechSoup will provide Investor with wire payments instructions.

If for some reason, Investor is not able to use a wire payment, Investor may pay manually by signing, and returning this agreement with a check for the amount of your investment to:

TechSoup DPO

435 Brannan Street, Suite 100

San Francisco, California 94107

1

Upon acceptance by TechSoup, this form will constitute an agreement between Investor and TechSoup, and Investor will be issued an Investment Note as described in the Offering Memorandum.

Now, therefore, in consideration of the foregoing and of the mutual promises in this Agreement and for other consideration, the adequacy of which is acknowledged, TechSoup and Investor agree as follows:

1. Investment

Investor will invest $__________________ (the “Investment) in a Patient Capital Note (the “Note”) issued by TechSoup as described in TechSoup’s Offering Statement. If there are any inconsistencies, the provisions of this Agreement supplement and supersede the terms of the Offering Statement. This Agreement is irrevocable and unconditional during the term of the Note and continues notwithstanding the death, incapacity, dissolution or bankruptcy of, or any other event or proceeding affecting Investor.

Minimum investment in Note is $2,500.00.

2. Term

This Agreement will expire on the fifth anniversary of the date hereof or, if earlier, on the Maturity Date set forth in the Note (June 30, 2024. Payment of Principal and all accrued and unpaid interest will be paid within 60 days of Maturity Date.

3. Interest

TechSoup will pay interest on the Note at the fixed rate of 3.5% per year.

In the first and last year of the investment period, interest payments shall be calculated on a pro-rated basis based on a 365 day year.

Interest will be paid annually via ACH. All accrued but unpaid interest payments are due along with the principal within 60 days following Maturity Date (Maturity Date is June 30, 2024).

Investor may elect what TechSoup should do with interest earned.

Investor’s election is:

☐	Accrue it and add it to Investor’s principal balance to be paid at Maturity Date.

☐	Pay it to Investor each year.

4. Prepayment Right. Notwithstanding any other provision contained herein, TechSoup shall have the right to prepay any or all of the principal and outstanding interest owed hereunder at any time without penalty or premium.

5. Tax Implications

TechSoup makes no representations about the tax deductibility of any such donations, and Investor has been advised to consult with Investor’s tax advisor regarding any tax implications of this Agreement.

2

6. General

This Agreement will be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties. This Agreement may be amended or modified only in writing signed by TechSoup and Investor. This Agreement, together with the Note, supersedes all discussions and negotiations between TechSoup and Investor concerning repayment of the indebtedness evidenced hereby.

7. Investor has read the Representations, Warranties and Covenants attached as Attachment 1 to this Agreement.

8. General Provisions.

Notice. Any notice or demand which either party may or must give to the other under this Agreement shall be made in writing and shall be either hand delivered or sent via email, facsimile, or U.S. certified mail to the following addresses:

If to TechSoup:	If to Investor:

TechSoup	The name and address provided
435 Brannan Street, Suite 100	by Investor on the signature
San Francisco, California 94107	page of this Agreement

b.        Modification. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Non-Profit and Investor.

c.        Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. The parties hereby irrevocably and unconditionally (a) submit to the jurisdiction of the federal and state courts located within the geographical boundaries of San Francisco County, California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the geographical boundaries of San Francisco County, California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

If either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

d.        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

e.        Electronic Signatures. To invest in the  Patient Capital Note, please use our Invest Now feature on our website, complete this Agreement sign electronically on our Invest Now page, and TechSoup will provide Investor with wire payments instructions

Investor may also, if necessary, tender to TechSoup this Agreement by electronic means such as by email or facsimile. If Investor submits this Agreement to TechSoup electronically, Investor agrees that Investor’s digital signature or other form of electronic acknowledgement, consent or acceptance (as the case may be), constitutes Investor’s signature, acceptance and agreement of the terms of this Agreement and such digital signature, consent or acceptance shall be given the same force and effect as a signature affixed by hand.

3

f.        Severability. If a court or an arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid in whole or in part for any reason, the validity and enforceability of the remaining provisions, or portions of them, will not be affected.

g.        Entire Agreement. This Agreement constitutes the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the purchase and sale of the Note by Investor from TechSoup, and supersedes all prior and contemporaneous understandings or agreements of the parties.

9. Signatures

Before Investor signs this Application, Investor must have read and understood the TechSoup Offering Memorandum. There are significant risks that Investor must understand before investing. These risks are discussed in the Offering Statement under the heading “Risk Factors.”

Representatives of TechSoup will be glad to answer any questions Investor has or to provide information that Investor needs in order to make an informed investment decision. Please call Ken Tsunoda at 415-633-9328 or email ktsunoda@techsoupglobal.org.

By signing below, Investor certifies under penalty of perjury as follows (please draw a line through any of these statements that is not true):

■	Investor has read and understood the TechSoup Offering Statement.

■	The number shown on this form is Investor’s correct taxpayer identification number.

■	Investor has read the Representations, Warranties and Covenants attached as Attachment 1 to this Agreement.

■	The total amount of Investor's investment in the TechSoup notes does not exceed 10% of your annual income, or 10% of the greater of your annual revenue or net assets at fiscal year-end (net worth excludes Investor's home, home furnishings, and automobiles).

OR

■	I am an Accredited Investor, and my status is confirmed in Attachment 2 to this Agreement.

■	Investor is not subject to backup withholding because: (a) Investor is exempt from backup withholding, or (b) Investor has not been notified by the Internal Revenue Service (IRS) that Investor is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified Investor that Investor is no longer subject to backup withholding; and

■	Investor is a U.S. person (including a U.S. resident alien).

(signature page to follow)

4

Investor:	TechSoup Global

Signature:	Signature:
Print Name:	Print Name:
Title:	Title:
Date (mm/dd/yyyy):	Date (mm/dd/yyyy):

Joint Investor (if any):

Signature	Print name (and capacity if an Organization)	Tax ID/SSN	Date (mm/dd/yyyy)

Repayment: Unless otherwise agreed between TechSoup and Investor, all repayments of principal and any unpaid and accrued interest shall be made by wire transfer. Please provide the wire transfer information below:

Name on Account	Account Number	Routing Number	Name of Bank and Address

5

Attachment 1

Representations, Warranties, and Covenants of the Investor

Investor represents and warrants to, and covenants with, TechSoup that:

a.        TechSoup May Rely on These Representations. Investor understands that TechSoup’s offer and sale of the Note has not been registered under the Securities Act of 1933, as amended, because TechSoup believes, relying in part on Investor’s representations in the Agreement, that an exemption from such registration requirement is available for such sale. Investor understands that the availability of this exemption depends upon the representations Investor is making to TechSoup in this Agreement being true and correct.

b.        Purchase for Investment. Investor is purchasing the Note solely for investment purposes, and not for further distribution. Investor’s entire legal and beneficial ownership interest in the Note is being purchased and shall be held solely for Investor’s account, except to the extent Investor intends to hold the Note jointly with a spouse. Investor is not a party to, and does not presently intend to enter into, any contract or arrangement with any other person or entity involving the resale, transfer, grant of participation with respect to or other distribution of the Note. Investor’s investment intent is not limited to a present intention to hold the Note for any fixed period.

c.        Investor Can Protect Its Interests. Investor can properly evaluate the merits and risks of an investment in the Note and can protect its own interests in this regard, whether by reason of its own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with TechSoup with whom Investor has consulted, or Investor’s preexisting business or personal relationship with TechSoup or any of its officers, directors or controlling persons.

d.        Investor Recognizes Its Economic Risk. Investor understands that the purchase of the Note involves a high degree of risk, and that TechSoup’s future prospects are uncertain. Investor has the requisite knowledge to assess the relative merits and risks of the investment, or has relied upon the advice of Investor’s professional advisors with regard to an investment in TechSoup. Investor acknowledges that TechSoup has made available to it the opportunity to ask questions of and receive answers from TechSoup’s officers and directors concerning the terms and conditions of this Agreement and the business and financial condition of TechSoup, and Investor has received to its satisfaction, such information about the business and financial condition of TechSoup and the terms and conditions of this Agreement as it has requested.

e.        Restricted Securities. Investor understands that the Note is a “restricted securities” in that TechSoup’s sale of the Note has not been registered under the Securities Act. Investor understands that there are significant limitations on transfer of the Note.

f.        Investor Advised to Seek Representation. Investor understands that nothing in this Agreement or any other materials presented to Investor in connection with the purchase and sale of the Note constitutes legal, tax, or investment advice. TechSoup has advised Investor to consult with such legal, tax, and investment advisors as Investor, in its sole discretion, deems necessary or appropriate in connection with its purchase of the Note.

g.        Complete Information. All information provided by Investor to TechSoup in connection with the purchase of Note is true, correct and complete as of the date set forth hereof, and if there should be any change in such information, Investor will immediately provide TechSoup with such information. Investor is not subject to backup withholding of interest or dividends by the Internal Revenue Service.

h.        Authority; Binding Agreement. Investor represents and warrants to, and covenants with TechSoup that (i) Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery, and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable law.

6

Attachment 2

Accredited Status Confirmation

Investor understands that this investment opportunity is open to accredited investors, as that term is defined in Federal securities law. By signing this Agreement Investor certifies that Investor is accredited because Investor is: (check as applicable)

☐	An institution meeting the definition of “Accredited Investor.”

☐	An individual with net worth of at least $1,000,000 (excluding primary residence).

☐	An individual with income over $200,000 in the past 2 years, and expectation of the same in the current year.

☐	A married couple with joint income over $300,000 in the past 2 years, and expectation of the same the current year.

☐	An entity in which all equity owners are accredited.

☐	A 501(c)(3) organization with assets over $5,000,000.

☐	Another type of investor defined as an accredited under federal securities laws because: (Please explain)____________________________________________________________________________

7